UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2007

FEDERAL HOME LOAN BANK OF CHICAGO

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 East Wacker Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:

(312) 565-5700

Former name or former address, if changed since last report:

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On October 30, 2007, the Board of Directors ("Board") of the Federal Home Loan Bank of Chicago ("Bank") decided that it would not declare a dividend for the third quarter of 2007. In making its determination, the Board considered preliminary third quarter operating results, fourth quarter income projections and the requirements imposed under our consensual cease and desist order ("C&D Order") that we entered into on October 10, 2007 with our regulator, the Federal Housing Finance Board ("Finance Board").

Our preliminary operating results for the third quarter show positive earnings, however our net income is lower than that of the second quarter of 2007. We expect that certain factors will significantly lower our future net income and we may experience losses in the fourth quarter of 2007 and 2008. These factors include:

  Maturing consolidated obligations that we expect to be replaced by new debt issued at significantly higher market interest rates;
  Amortization into current earnings of prior period hedging costs; and
  Amortization into current earnings of capitalized software costs.

We will announce our income results for the third quarter in our 10-Q filing which is due to be filed with the Securities and Exchange Commission by November 14, 2007.

Under the terms of the C&D Order dividend declarations are subject to the prior written approval of the Director of the Office of Supervision ("OS Director") of the Finance Board. (For a description of the C&D Order see our 8-K filing dated October 10, 2007.) The OS Director has provided us with informal guidance regarding the authorization process. As a result, we expect to monitor and evaluate actions we have taken to remediate the capital management and risk management issues identified in the Finance Board's 2007 examination of the Bank. We will include an assessment of the effectiveness of such actions in any dividend approval request, which we expect the OS Director will consider in his evaluation of the request. There can be no assurance as to whether and to what extent the OS Director may approve our future dividend requests.

Item 7.01 Regulation FD Disclosure

The Bank continues to work on strategic alternatives and cost reduction initiatives. Although we have not yet, and may not, reach an agreement to merge with the Federal Home Loan Bank of Dallas, our primary objective in this and any other strategic initiatives is to achieve an outcome for our members that provides the greatest possible value of membership in the Bank.

The Bank is sending to its members a letter informing them of today's Board decision regarding dividends and its outlook on strategic initiatives. The text of the letter is included as Exhibit 99.1 to this report.

The information being furnished pursuant to Items 2.02 and 7.01 on this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

This Current Report contains forward-looking statements which are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terminology, such as "preliminary," "anticipates," "believes," "expects," "could," "estimates," "may," "should," "will," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty, that actual results could differ materially from those expressed or implied in these forward-looking statements and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the risk factors set forth in the Bank's periodic filings with the Securities and Exchange Commission, which are available on the Bank's Web site at www.fhlbc.com. The Bank assumes no obligation to update any forward-looking statements made in this filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

99.1 Letter to Members, dated October 30, 2007, from President and CEO of the Bank

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: October 30, 2007	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary